EXHIBIT - 23.1

                   INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 33-26215, 2-64079 and 33-60151 of John H. Harland Company on Form S-8 of our report dated January 26, 1996, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 29, 1996